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                                                                    EXHIBIT 10.5

                     RECIPROCAL CORPORATE SERVICES AGREEMENT


                  This RECIPROCAL CORPORATE SERVICES AGREEMENT, dated as of June __, 1999 (this "Agreement"), by and between PECHINEY PLASTIC PACKAGING, INC., a Delaware corporation ("Pechiney Plastics") and AMERICAN NATIONAL CAN GROUP, INC., a Delaware corporation (the "Company").

                  WHEREAS, Pechiney Plastics and American National Can Company, a Delaware corporation and wholly owned subsidiary of the Company ("ANC"), have entered into a Contribution Agreement, dated as of May 31, 1999, pursuant to which ANC has transferred (the "Contribution") to Pechiney Plastics, all of ANC's assets and liabilities relating to ANC's plastic packaging and tubes operations;

                  WHEREAS, following the Contribution, and pursuant to a Stock Purchase Agreement, dated June ___, 1999, ANC has transferred to Pechiney, a corporation (societe anonyme) organized and existing under the laws of the Republic of France, all of its interest in Pechiney Plastics (the "Separation");

                  WHEREAS, each of Pechiney Plastics and the Company has requested the continuation, following the Separation, of certain services related to the purchasing of goods and services which Pechiney Plastics and ANC currently provide to each other in connection with their respective businesses (all of which services together, the "Services"); and

                  WHEREAS, subsequent to the date of this Agreement, each of Pechiney Plastics and the Company is willing to provide or cause to be provided to the other party the Services in exchange for the Services to be provided by the other.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                  THE SERVICES

                  SECTION 1.01. Provision of Services. Subject to the terms and conditions set forth in this Agreement and subject to each party's ability to negotiate continuing arrangements with any third-party providers of the Services, the Company shall provide or cause to be provided to Pechiney Plastics, and Pechiney Plastics shall provide or cause to be provided to the Company, commencing on the date of the Separation and continuing for the Term (as hereinafter defined), the Services, each as more particularly described in Exhibit A hereto, in each case, consistent with the manner and level of care and quality with which each of such Services was previously provided by ANC and Pechiney Plastics prior to the date of the Separation. Each of the Services


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shall be provided on a timely basis and meet any applicable industry standards, if industry standards are higher than any of the foregoing performance criteria. The parties shall meet from time to time to review the quality of the Services provided by each to ensure that the expectations of the parties are being met.

                  SECTION 1.02. Term and Termination. Each of Pechiney Plastics and the Company shall continue to make each Service available through the end of the Term or, if earlier, until canceled by either party by written notice to the other party no less than 180 days before such cancellation is to take effect. Notwithstanding the foregoing:

                  (a)      this Agreement may be terminated:

                           (i) by the Company, at any time, not less than 30
                  days after delivery of notice to Pechiney Plastics in the event that Pechiney Plastics shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 15 days after receiving notice from the Company specifying the nature of such default or breach; or

                           (ii) by Pechiney Plastics, at any time, not less than
                  30 days after delivery of notice to the Company, in the event that the Company shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 15 days after receiving notice from Pechiney Plastics specifying the nature of such default or breach.

                  (b) unless otherwise extended by written agreement of the parties, this Agreement shall terminate five years from the date of this Agreement (the "Term") and thereafter shall be of no further force and effect, except nothing herein shall relieve any party hereto from liability for any willful or grossly negligent breach hereof.

                  SECTION 1.03. Employees. From time to time, each of Pechiney Plastics and the Company shall designate such of its respective employees as it sees fit to perform the Services.




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                                   ARTICLE II

                                 RESPONSIBILITY

                  SECTION 2.01. Relationship of the Parties. Nothing in this Agreement shall be construed as: (a) an assumption by either Pechiney Plastics or the Company of any obligation to maintain or increase the sales or profits of the other party, or otherwise to assume responsibility for the other party's operations; (b) an assumption by either Pechiney Plastics or the Company of any financial obligation of the other party; (c) the creation of any relationship of employment or agency between either Pechiney Plastics or the Company, on the one hand, and employees or consultants of the other party or its respective Affiliates (as defined below), on the other hand; (d) an assumption by either Pechiney Plastics or the Company of any responsibility for the work performed by outside suppliers employed by the other party at the suggestion or recommendation of Pechiney Plastics or the Company, respectively; or (e) the delegation of any function or authority of either Pechiney Plastics or the Company to the other party. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its own employees, and employees of one party shall not be considered employees of the other party. Except as specifically permitted by this Agreement, no party hereto or any of its employees shall have any authority to negotiate, enter into any contract or incur any obligation, on behalf of the other party.

                  SECTION 2.02. Limitation of Liability. Neither party shall have any liability for any losses or damages that the other party may incur as a result of the provision or non-provision of Services, except to the extent caused by the gross negligence or willful misconduct of such person. In no event shall Pechiney Plastics or the Company, or any of their respective officers, directors, employees, agents, independent contractors, Affiliates and stockholders, be liable for any consequential or special damages suffered by the other party as a result of any representations, actions or inactions by any person or entity in respect of its obligations hereunder.


                                   ARTICLE III

                                  FORCE MAJEURE

                  SECTION 3.01. No Default for Event of Force Majeure. No party to this Agreement shall be considered in default in the performance of its obligations under this Agreement or be liable in damages or otherwise for any failure or delay in performance which is due to strikes, lockouts, concerted acts of workers or other industrial disturbances, fires, explosions, floods or other natural catastrophes, civil disturbance, riots or armed conflict (whether declared or undeclared), which is beyond the control of that party (any such event or occurrence, an "Event of Force Majeure"). No party to this Agreement shall be required to make any concession or grant any demand or request to bring to an end any strike or other concerted act of workers.

                  SECTION 3.02. Written Notice. A party can only claim an Event of Force Majeure as an excuse from its performance hereunder if such claiming party has given written




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notice to the other party of such claim and if the claiming party makes a continuing and good faith effort to lessen or avoid the effects of such event of force majeure on the other party. Notwithstanding any other provision of this Agreement, a claiming party shall be liable for such failure or delay in the performance of its obligations to the extent that such failure or delay was caused by the fault or negligence of the claiming party.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  SECTION 4.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.02):

                  (a)      if to the Company:

                           American National Can Group, Inc.
                           8770 West Bryn Mawr Avenue
                           Chicago, Illinois 60631
                           Telecopy No.:  (773) 399-3710
                           Attention:  Vice President - Legal Affairs

                  (b)      if to Pechiney Plastics:

                           Pechiney Plastic Packaging, Inc.
                           8770 West Bryn Mawr Avenue
                           Chicago, Illinois 60631
                           Telecopy No.:  (773) 399-3215
                           Attention:  Vice President - Legal Affairs

                  SECTION 4.03. Confidentiality Statement. (a) Each party agrees to maintain, and to cause its Affiliates, representatives and agents to maintain, in strict confidence, all plans, trade secrets, business arrangements, and other proprietary information of the other party which is disclosed pursuant to this Agreement. Violation by either party, or its Affiliates, representatives or agents, of the foregoing provision shall entitle the other party to an injunction or restraining order. For purposes of this Agreement, "Affiliate" shall mean, with respect to either party, any

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other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such party. Notwithstanding the foregoing, the other party shall be permitted to disclose the terms of this Agreement to its accountants and attorneys for proper business purposes and to third parties as required by law including legal disclosure obligations under foreign, state or federal securities laws. The remedies stated in this paragraph are in addition to and not exclusive of other remedies available at law or in equity. The restrictions and obligations imposed by this section of the Agreement shall continue in full force and effect for a period of two years from the date of termination of this Agreement.

                  (b) The obligations of this section shall not apply to confidential information that the recipient (Pechiney Plastics or the Company, as the case may be) can demonstrate:

                  (1) is or becomes available to the public through no breach of this Agreement;

                  (2) is received from a third party free to disclose such information without restriction;

                  (3) is independently developed by the recipient without the use of confidential information of the disclosing party (Pechiney Plastics or the Company, as the case may be);

                  (4) is approved for release by written authorization of the disclosing party, but only to the extent of such authorization;

                  (5) is required by law or regulation to be disclosed, but only to the extent and for the purpose of such required disclosure, and only if such party notifies the other party of such requirement and uses reasonable efforts to obtain assurances that confidential treatment will be accorded such information; or

                  (6) is required to be disclosed in response to a valid order of a court or other governmental body, but only to the extent of and for the purpose of such order and only if the recipient first notifies the disclosing party of the order and permits the disclosing party reasonable opportunity to intervene or to seek a protective order against disclosure, and only if such party uses reasonable efforts to obtain assurances that confidential treatment will be accorded such information.

                  SECTION 4.04. Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.


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                  SECTION 4.05.  Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 4.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 4.07. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

                  SECTION 4.08. Assignment. This Agreement shall not be assigned without the express written consent of the other party (which consent may be granted or withheld in the sole discretion of such party) except that any party hereto may assign its rights hereunder to an Affiliate of such party; provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder.

                  SECTION 4.09. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 4.10. Relationship of the Parties. The parties hereto are independent contractors and no party is an employee, partner or joint venturer of the other party. Under no circumstances shall any of the employees of either party hereto be deemed to be employees of the other party for any purpose. No party shall have the right to bind the other party to any agreement with a third party or to represent itself as a partner or joint venturer of the other party.

                  SECTION 4.11. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

                  SECTION 4.12. Governing Law. This Agreement shall be governed by the laws of the State of Illinois. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the City of Chicago, County of Cook, Illinois, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.


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                  SECTION 4.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 4.14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  SECTION 4.15. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective authorized signatory thereunto duly authorized as of the date first above written.


                                             PECHINEY PLASTIC PACKAGING, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             AMERICAN NATIONAL CAN GROUP, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:





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                                                                       EXHIBIT A


                                    SERVICES

Services to be provided by the Company:

Thermal Labels, Ribbons, Thermal Direct Media
VideoJet Supplies
Maintenance, Labor
Janitorial Services
Uniforms
Security Systems, Security Services
Equipment Service Agreements
Temporary Services
Pest Control
Landscaping
Autofill Dyne Test Pen Program
Equipment Rentals
Lamp Recycling
Trash Removal
Electric Motor Repair
Industrial Supplies
Absorbants
Lab Supplies
Belting
Mailing Machines, Postage by Phone
Office Supplies
Toner Cartridges
Stationery, Business Cards, Paper
Copiers, Copier Service/Maintenance Agreements
Personal Protective Equipment
Medical Supplies
Audiometric Testing
Corporate Identity
Specialty Printing
Promotional Items
Hazardous Waste
Natural Gas
Propane
Electricity
Fork Lift Trucks
Utilities & Water
All MRO items (i.e., Power Transmission, Electrical, Industrial Mill Supplies, Hydraulic Oils)



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Services to be provided by Pechiney Plastics:

Car Rental (i.e., Hertz)
Corporate Fleet
Air Travel
Hotel
Generic Chemicals
Relocation
American Express Cards
Overnight Express Contracts (i.e., Airborne)
Airfreight Contracts